Exhibit 10.4.1

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the “Agreement”) is entered into as of the 27th day of August 2019, by and between AMERICAN MOMENTUM BANK, its successors an assigns (the “Lender”), and, GENERATION INCOME PROPERTIES, INC., a Maryland corporation (the “Borrower”), and is made in reference to the following facts:

RECITALS:

A. Lender and Borrower are parties to that certain Loan Agreement dated April 4, 2018, which Loan Agreement evidences Lender as the owner and holder of that certain Promissory Note dated April 4, 2018 in the original principal amount of $3,700,000.00 made by Borrower in favor of Lender (referred to herein as the “Note”).

B. The Note is secured by, among other things, the following described document(s): (a) a first priority Mortgage, Hypothecation, Security Agreement, Assignment of Leases and Rents, and, Fixture Filing made by GIPFL 1300 S. DALE MABRY, LLC, a Delaware limited liability company, in favor of Lender, dated April 4, 2018 and recorded in the Public Records of Hillsborough County, Florida, Official Records Book 25678, Page 1756; (b) Commercial Security Agreement dated April 4, 2018 evidencing security interest in the following: (i) all accounts receivable of the Borrower, now or hereafter existing or acquired, which shall include any and all rights to payment, whether or not earned by performance, including but not limited to, payment for property or services sold, leased, rented, licensed or assigned. This includes any rights and interests (including all liens) which Borrower may have by law or agreement against any account or obligor of Borrower; (ii) any and all inventory of the Borrower, now or hereafter existing or acquired, held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Borrower’s respective businesses; (iii) the Borrowers’ rights, title and interest in and to any and all furniture, fixtures and equipment whether now or hereafter existing or now owned or hereafter acquired by Borrower and wheresoever located, (iv) any and all accessions and additions now or hereafter made or added to any of the items described above, any repair parts, substitutions, and replacements thereof, and all attachments and improvements now or hereafter placed upon or used in connection therewith or with any part thereof; all books and records and general intangibles pertaining to any of the above, and all proceeds or products of any of the above; (c) that certain Limited Guaranty Agreement from David E. Sobleman dated April 4, 2018; (d) that certain Assignment of Leases, Rents and Profits dated April 4, 2018 and recorded in the Public Records of Hillsborough County, Florida, Official Records Book 25678, Page 1776; and (e) that certain Subordination, Non-Disturbance and Attornment Agreement dated April 4, 2018 and recorded in the Public Records of Hillsborough County, Florida, Official Records Book 25690, Page 1405 (collectively, (the “Security Documents”),

C. The Note and the Security Documents are herein together sometimes called the “Loan Documents.”

D. The loan evidenced and secured by the Note and the Security Documents is herein sometimes called the “Loan”.

E. The current outstanding principal balance of the Note is $3,683,051.79

F. Borrower and Lender desire to modify the terms of the Loan Agreement, upon the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated into and made a part of this Agreement.

2. Deletion of Section 7.10. Section 7.10 of the Loan Agreement titled “Debt to Worth Ratio” is hereby deleted in its entirety.

3. Expenses. Concurrently with the execution of this Agreement by Borrower, and as a condition to the effectiveness of this Agreement, Borrower shall reimburse Lender for all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by Lender in connection with this Agreement.

4. Repayment of Note. Nothing contained in this Agreement shall be deemed to modify the obligation of Borrower to make payments of interest in accordance with the terms of the Note, as modified and amended by this Agreement, all of which payments shall be made when due and payable.

5. Confirmation of Obligations.

(a) All references in the Security Documents to the Note shall be deemed to be a reference to the Note, as modified and amended by this Agreement.

(b) Borrower hereby confirms and reaffirms (i) all of its obligations under the Loan Documents, as modified and amended by this Agreement; (ii) that the Security Documents, as modified and amended by this Agreement, secure the Note, as modified and amended by this Agreement; and (iii) that the Loan Documents, as modified and amended by this Agreement, are and shall remain in full force and effect.

6. Certifications. Representations and Warranties. In order to induce Lender to enter into this Agreement, Borrower hereby certifies, represents and warrants to Lender that all certifications, representations and warranties contained in the Loan Documents and in all certificates heretofore delivered to Lender are true and correct as of the date hereof, and all such certifications, representations and warranties are hereby remade and made to speak as of the date of this Agreement.

7. Additional Certifications, Representations and Warranties. In addition to the certifications, representations and warranties set forth in the Loan Documents, Borrower hereby certifies, represents and warrants to Lender as follows:

(a) Borrower has the full right, power and authority to enter into and execute and deliver this Agreement and to otherwise perform and consummate the transactions contemplated by this Agreement.

(b) This Agreement has been duly executed and delivered by Borrower, and constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms.

(c) The execution and delivery of this Agreement and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach or violation of or default under any agreement or other instrument to which Borrower is a party, or by which Borrower is bound, or to which any of the properties of Borrower is subject, or any existing law, administrative regulation, court order or consent decree to which Borrower is subject.

(d) There is no litigation or administrative proceeding pending or threatened to restrain or enjoin the transactions contemplated by this Agreement or questioning the validity hereof, or in any way contesting the powers of Borrower, or in which an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement.

(e) Borrower is in full compliance with all of the terms and conditions of this Agreement and of the Loan Documents, as modified and amended by this Agreement, and no event of default has occurred and is continuing with respect thereto, and no event has occurred and is continuing that, with the lapse of time or the giving of notice or both would constitute such an event of default; and Borrower does hereby release and waive any and all (i) defenses to payment of obligations under the Loan Documents, as modified and amended by this Agreement; and (ii) claims or causes of action which Borrower may have against Lender or its agents.

(f) Borrower does not now have or hold any defense to the performance of any of its obligations under the Loan Documents, as modified and amended by this Agreement, and does not have any claim against Lender which might be set off or credited against any payments due under the Loan Documents, as modified and amended by this Agreement.

(g) There are no actions at law, suits in equity or proceedings, pending or threatened, before any court, governmental agency, commission, bureau or tribunal, or any arbitration proceedings, involving Borrower that, if adversely determined, would materially affect the present condition, financial or otherwise, of Borrower.

(h) There are no pending or threatened bankruptcy or like proceedings against or involving Borrower under the Bankruptcy Code of the United States or any chapter thereof or any like statute, state or federal.

8. Not a Novation. Borrower and Lender expressly state, declare and acknowledge that this Agreement is intended only to modify Borrower’s continuing obligations under the Loan Documents in the manner set forth herein, and is not intended as a novation.

9. Successors. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

10. Construction.

(a) The words “hereof’, “herein”, and “hereunder”, and other words of similar import refer to this Agreement as a whole and not to the individual sections in which such terms are used.

(b) The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.

(c) Where the context so requires, words used in singular shall include the plural and vice verse, and words of one gender shall include all other genders.

11. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida and the applicable laws of the United States of America.

[This Space Left Blank Intentionally — Signatures to Follow]

IN WITNESS WHEREOF, the Lender and Borrower hereto have executed this First Amendment to Loan Agreement the day and year first above set forth.

LENDER:

Signed and witnessed in the presence of: AMERICAN MOMENTUM BANK

/s/ Amy Homolka
Amy Homolka, Witness Print or type your name here

/s/ John Wulbern	By:	/s/ Porter Smith
John Wulbern, Witness Print or type your name here		Porter Smith
	Its:	Tampa Bay Market President
(Seal)

GENERATION INCOME PROPERTIES, INC., a Maryland corporation

/s/ Emily Cusmano
Emily Cusmano, Witness BORROWER:
Print or type your name here	By:	/s/ David E. Sobelman
Witness		David E. Sobelman
Print or type your name here	Its:	President
(Seal)

First Amendment to Loan Agreement

5